Exhibit 23.2

INDEPENDENT AUDITORS’ CONSENT

The Board of Directors

Hydro-Québec

We consent to the incorporation by reference in Hydro-Québec’s Registration Statements Nos. 333-112298 and 333-178704 of our report dated February 5, 2010, relating to the consolidated statements of operations, retained earnings, cash flows and comprehensive income of Hydro-Québec for the year ended December 31, 2009, which report appears in the Annual Report on Form 18-K of Hydro-Québec for the year ended December 31, 2011.

/s/ KPMG LLP	/s/	Ernst & Young LLP
KPMG LLP Chartered Accountants		Ernst & Young LLP Chartered Accountants

Montréal, Québec

April 26, 2012